UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2023

Exxon Mobil Corporation
(Exact name of registrant as specified in its charter)

New Jersey	1-2256	13-5409005
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

 5959 Las Colinas Boulevard, Irving, Texas 75039-2298
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (972) 940-6000

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Name of Each Exchange
Title of Each Class	Trading Symbol	on Which Registered
Common Stock, without par value	XOM	New York Stock Exchange
0.142% Notes due 2024	XOM24B	New York Stock Exchange
0.524% Notes due 2028	XOM28	New York Stock Exchange
0.835% Notes due 2032	XOM32	New York Stock Exchange
1.408% Notes due 2039	XOM39A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders

(a), (b)

Exxon Mobil Corporation (the “Company,” “ExxonMobil,” “we,” or "our") held its Annual Meeting of Shareholders on May 31, 2023. At the meeting, the matters set forth below were submitted for a vote of security holders.

As of the close of business on April 5, 2023, which was the record date for the Annual Meeting, 4,042,380,243 shares of ExxonMobil common stock, without par value (“Common Stock”), were outstanding and entitled to vote.

Set forth below are the proposals voted upon at the Annual Meeting, and the final vote tabulation that certified the voting results as received from the Inspector of Election. Based on the results, at least 3,359,371,543 shares of Common Stock were voted in person or by proxy at the Annual Meeting, representing 83.1% percent of the shares entitled to be voted. Percentages are based on the total votes cast. Under the corporate law of New Jersey, where we are incorporated, abstentions are not counted as votes cast.

The final voting results for the proposals presented at the Annual Meeting were as follows:

Proposal 1 – Election of Directors

The shareholders elected each of the Board’s twelve director nominees. The votes For and Against, as well as Abstentions and Broker Non-Votes, for each nominee are set forth below.

Nominees	Votes For	% For	Votes Against	% Against	Abstentions	Broker Non-Votes
Michael J. Angelakis	2,587,975,707	96.4%	95,149,469	3.6%	11,384,201	664,860,161
Susan K. Avery	2,505,077,329	93.3%	179,632,955	6.7%	9,772,829	664,860,161
Angela F. Braly	2,590,266,361	96.5%	94,100,769	3.5%	10,142,325	664,860,161
Gregory J. Goff	2,639,877,914	98.6%	38,686,483	1.4%	15,943,248	664,860,161
John D. Harris II	2,638,407,196	98.3%	45,087,828	1.7%	11,014,328	664,860,161
Kaisa H. Hietala	2,633,689,634	98.4%	44,045,067	1.6%	16,775,281	664,860,161
Joseph L. Hooley	2,441,699,658	91.0%	242,842,035	9.0%	9,966,548	664,860,161
Steven A. Kandarian	2,577,295,266	96.0%	106,779,689	4.0%	10,432,853	664,860,161
Alexander A. Karsner	2,589,852,813	96.5%	94,590,674	3.5%	10,065,895	664,860,161
Lawrence W. Kellner	2,648,325,160	98.7%	35,958,718	1.3%	10,223,876	664,860,161
Jeffrey W. Ubben	2,611,172,785	97.3%	73,101,922	2.7%	10,236,640	664,860,161
Darren W. Woods	2,488,149,233	92.7%	194,882,302	7.3%	11,479,847	664,860,161

The shareholders voted as set forth below on three management proposals:

Proposal 2 – Ratification of Independent Auditors:
Votes Cast For:	3,258,039,761	97.3%
Votes Cast Against:	89,788,338	2.7%
Abstentions:	11,533,621
Broker Non-Votes:	0

Proposal 3 – Advisory Vote to Approve Executive Compensation:
Votes Cast For:	2,420,413,653	90.5%
Votes Cast Against:	252,837,657	9.5%
Abstentions:	21,259,179
Broker Non-Votes:	664,860,161

Proposal 4 – Frequency of Advisory Vote on Executive Compensation:
Votes Cast for One-Year Frequency:	2,596,422,541	96.8%
Votes Cast for Two-Years Frequency:	15,162,464	0.6%
Votes Cast for Three-Years Frequency:	70,299,529	2.6%
Abstentions:	12,602,789
Broker Non-Votes:	664,860,161

The shareholders voted as set forth below on twelve shareholder proposals:

Proposal 5 – Establish a New Board Committee on Decarbonization Risk:
Votes Cast For:	42,112,064	1.6%
Votes Cast Against:	2,619,589,881	98.4%
Abstentions:	32,794,986
Broker Non-Votes:	664,860,161

Proposal 6 – Reduce Executive Stock Holding Period:
Votes Cast For:	59,057,803	2.2%
Votes Cast Against:	2,613,384,161	97.8%
Abstentions:	22,054,060
Broker Non-Votes:	664,860,161

Proposal 7 – Additional Carbon Capture and Storage and Emissions Report:
Votes Cast For:	139,021,302	5.2%
Votes Cast Against:	2,518,807,411	94.8%
Abstentions:	36,673,708
Broker Non-Votes:	664,860,161

Proposal 8 – Additional Direct Methane Measurement:
Votes Cast For:	958,227,195	36.4%
Votes Cast Against:	1,676,242,946	63.6%
Abstentions:	60,034,896
Broker Non-Votes:	664,860,161

Proposal 9 – Establish a Scope 3 Target and Reduce Hydrocarbon Sales:
Votes Cast For:	276,423,317	10.5%
Votes Cast Against:	2,360,707,483	89.5%
Abstentions:	57,369,380
Broker Non-Votes:	664,860,161

Proposal 10 – Additional Report on Worst-case Spill and Response Plans:
Votes Cast For:	352,537,165	13.3%
Votes Cast Against:	2,299,323,588	86.7%
Abstentions:	42,643,451
Broker Non-Votes:	664,860,161

Proposal 11 – GHG Reporting on Adjusted Basis:
Votes Cast For:	458,064,994	18.4%
Votes Cast Against:	2,033,618,239	81.6%
Abstentions:	202,826,612
Broker Non-Votes:	664,860,161

Proposal 12 – Report on Asset Retirement Obligations Under IEA NZE Scenario:
Votes Cast For:	423,834,375	16.0%
Votes Cast Against:	2,228,985,165	84.0%
Abstentions:	41,680,450
Broker Non-Votes:	664,860,161

Proposal 13 – Report on Plastics Under SCS Scenario:
Votes Cast For:	652,393,808	25.3%
Votes Cast Against:	1,923,852,323	74.7%
Abstentions:	118,264,289
Broker Non-Votes:	664,860,161

Proposal 14 – Litigation Disclosure Beyond Legal and Accounting Requirements:
Votes Cast For:	240,316,289	9.1%
Votes Cast Against:	2,411,576,628	90.9%
Abstentions:	42,616,382
Broker Non-Votes:	664,860,161

Proposal 15 – Tax Reporting Beyond Legal Requirements:
Votes Cast For:	362,470,349	13.6%
Votes Cast Against:	2,307,000,846	86.4%
Abstentions:	25,027,242
Broker Non-Votes:	664,860,161

Proposal 16 – Energy Transition Social Impact Report:
Votes Cast For:	413,922,890	16.6%
Votes Cast Against:	2,083,626,409	83.4%
Abstentions:	196,961,122
Broker Non-Votes:	664,860,161

(d)

ExxonMobil will include an advisory vote on executive compensation in our proxy materials annually until the next required vote on the frequency of shareholder votes on the compensation of executives.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXXON MOBIL CORPORATION

Date: June 6, 2023	By:	/s/ LEN M. FOX
Len M. Fox
Vice President and Controller
(Principal Accounting Officer)